AMENDMENT NO. 4

TO THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

This Amendment No. 4 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of AIM Sector Funds (Invesco Sector Funds) (the “Trust”) amends the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trustees have established and designated Class R Shares for Invesco Small Cap Value Fund and Invesco Dividend Income Fund, effective September 17, 2019, and desire to amend the Agreement to remove Invesco OFI Pictet Global Environmental Solutions Fund, effective October 30, 2019;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of September 17, 2019.

By: /s/ Jeffrey H. Kupor
Names: Jeffrey H. Kupor
Title: Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco American Value Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Comstock Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Dividend Income Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares Investor Class Shares

Invesco Energy Fund	Class A Shares Class C Shares Class R5 Shares Class Y Shares Investor Class Shares

Invesco Gold & Precious Metals Fund	Class A Shares Class C Shares Class R5 Shares Class Y Shares Investor Class Shares

Invesco Mid Cap Growth Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Oppenheimer Small Cap Value Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Oppenheimer Gold & Special Minerals Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Oppenheimer Value Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Small Cap Value Fund	Class A Shares Class C Shares Class R Shares Class Y Shares

Invesco Technology Fund	Class A Shares Class C Shares Class R5 Shares Class Y Shares Investor Class Shares

Invesco Technology Sector Fund	Class A Shares Class C Shares Class Y Shares

Invesco Value Opportunities Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares”